UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
April 30, 2013

BOK FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Oklahoma	73-1373454
(State or other jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

Bank of Oklahoma Tower
P.O. Box 2300
Tulsa, Oklahoma	74192
(Address of Principal Executive Offices)	(Zip Code)

Bank of Oklahoma Tower, Boston Avenue at Second Street, Tulsa, Oklahoma 74172
(Address of principal executive offices)

Registrant's telephone number, including area code:
(918) 588-6000

_____________________N/A___________________________

(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 5.07    Submission of Matters to a Vote of Security Holders

(a)	On April 30, 2013, BOK Financial Corporation (“BOKF”) held its annual meeting of shareholders.

(b)
The matters voted upon at the annual meeting, and the number of votes cast for or against, as well as the number of abstentions and broker non-votes as to each such matter (where applicable), are set forth below:

1. Election of Directors	For	Against/Withheld	Abstain	Non-Vote
Gregory S. Allen	53,317,892	6,854,697	—	7,128,415
Alan S. Armstrong	57,874,066	2,298,523	—	7,128,415
C. Fred Ball Jr.	57,157,100	3,015,489	—	7,128,415
Sharon J. Bell	60,063,255	109,333	—	7,128,415
Peter C. Boylan, III	60,083,292	89,297	—	7,128,415
Chester E. Cadieux, III	59,960,430	212,159	—	7,128,415
Joseph W. Craft, III	59,816,482	356,107	—	7,128,415
John W. Gibson	59,949,991	222,598	—	7,128,415
David F. Griffin	59,960,442	212,147	—	7,128,415
V. Burns Hargis	59,980,245	192,344	—	7,128,415
Douglas D. Hawthorne	60,087,867	84,722	—	7,128,415
E. Carey Joullian, IV	60,068,990	103,599	—	7,128,415
George B. Kaiser	57,071,290	3,101,298	—	7,128,415
Robert J. LaFortune	60,068,423	104,166	—	7,128,415
Stanley A. Lybarger	57,157,795	3,014,793	—	7,128,415
Steven J. Malcolm	57,649,448	2,523,141	—	7,128,415
E.C. Richards	60,088,255	84,334	—	7,128,415
John Richels	60,087,555	85,034	—	7,128,415
Michael C. Turpen	60,003,791	168,798	—	7,128,415
R. A. Walker	59,949,329	223,260	—	7,128,415

2. Approval of the Amended and Restated BOK Financial Corporation 2003 Executive Incentive Plan	58,205,864	1,931,108	35,617	7,128,415

3. Approval of the Amended and Restated BOK Financial Corporation 2009 Omnibus Incentive Plan	57,731,441	2,410,423	30,725	7,128,415

4. Ratification of Ernst & Young LLP as Auditor for Fiscal Year Ending December 31, 2013	67,230,073	55,139	15,792	—

5. Advisory vote to approve the compensation of named executive officers	59,365,482	261,130	545,977	7,128,415

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOK FINANCIAL CORPORATION

By: /s/ Steven E. Nell
Steven E. Nell
Executive Vice President
Chief Financial Officer

Date: May 3, 2013